FOR IMMEDIATE RELEASE

Contact:	Jeffrey W. Farrar
Executive Vice President and CFO
(434) 964-2217
jfarrar@stellarone.com

STELLARONE REPORTS SECOND QUARTER EARNINGS UP 29.4% TO $6.3 MILLION OR $0.28 PER DILUTED SHARE

Charlottesville, VA July 25, 2013 –StellarOne Corporation (NASDAQ: STEL) (“StellarOne”), today reported second quarter 2013 net income of $6.3 million, or $0.28 net income per diluted common share. This represents a 29.4% increase over net income of $4.9 million or $0.21 per diluted common share recognized during the same quarter in the prior year, and represents a 6.9% increase over net income of $5.9 million or $0.26 per diluted share in the first quarter of 2013.

For the six months ended June 30, 2013, earnings were $12.2 million or $0.53 per diluted common share, up 17.8% compared to $10.4 million or $0.45 per diluted common share in 2012.

On June 10, 2013 StellarOne announced that it will merge with Union First Market Bankshares Corporation (NASDAQ: UBSH, or “Union”), creating the largest community banking institution in the Commonwealth of Virginia. Under the terms of the agreement, Union will acquire StellarOne, with common shareholders of StellarOne receiving 0.9739 shares of Union common stock for each share of StellarOne. The transaction is subject to shareholder and regulatory approvals, and is expected to close on or around January 1, 2014.

“The quarter marked a significant event in our company’s history with the announced merger with Union. This merger represents a tremendous opportunity to create Virginia’s next great bank which will benefit our customers, shareholders and employees” said O. R. Barham, Jr., President and Chief Executive Officer.  “While not indicative of future performance, the market has reacted favorably to the combination as evidenced by our stock’s performance since our announcement. We have begun the process to seek required approvals from shareholders and regulators and have commenced to collaborate on integration plans.”

"Our second quarter results are indicative of our commitment to continue our positive momentum as we begin to focus on integrating our fine companies. The quarterly results note improving profitability metrics and asset quality levels, loan growth coupled with strong wealth management and mortgage revenues allowed for a relatively stable net interest margin and resulting revenue growth over both the previous quarter and same quarter last year."

Second quarter financial performance highlights included:
  Earning were impacted by $871 thousand in merger related expenses for the quarter associated with the announced merger with Union.
  Operating earnings for the quarter, excluding the impact of such merger costs, were $7.2 million or $0.32 per diluted share and the ROA and ROE associated with the operating earnings were 0.97% and 6.83% or up from 0.67% and 4.67% when compared to the second quarter of 2012, respectively.
  Revenue growth improved, with net revenues totaling $32.8 million, up $765 thousand or 2.4% as compared to $32.0 million for second quarter last year.
  Pre-tax, pre-provision earning were $9.5 million, up $720 thousand or 8.2% over the $8.8 million recognized for the second quarter last year.
  Total loans increased 7.2% compared to the second quarter of 2012 and 1.9% compared to the first quarter of 2013 due primarily to organic loan growth in the Construction and Commercial Real Estate portfolios.
  Nonperforming asset levels improved to $30.2 million, a decrease of $12.3 million or 29.0% from 2012, lowering the ratio of non-performing assets as a percentage of total assets to 1.0% as of June 30, 2013, compared to 1.43% as of June 30, 2012.
  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.24% for the second quarter of 2013, down from 0.28% for the first quarter of 2013 and down from 0.56% for same quarter last year.
Net Interest Margin Contracts Slightly

The net interest margin was 3.73% for the second quarter of 2013, compared to 3.78% for the first quarter of 2013 and 3.84% for the second quarter of 2012.  The average yield on earning assets for the current quarter decreased 10 basis points to 4.27% on a sequential basis.  Loan and investment yields contracted 15 basis points and 3 basis points, respectively, on a sequential basis.  Loan yields contracted due to re-pricing within the current portfolio and reduced yields on new production.  Investment yields contracted due to lower yields realized on the recent investment activity in the current low rate environment.  Continued reductions in deposit costs are reflected by the 6 basis point improvement in the cost of interest bearing liabilities noted sequentially, moving from 0.72% during the first quarter of 2013 to 0.66% during the second quarter of 2013.  Revenue associated with net interest income on a tax-equivalent basis remained stable at $25.0 million for the second quarter of 2013, compared to $24.9 million for the second quarter last year and $24.9 million in the first quarter of 2013.

Operating Noninterest Income Increases

On an operating basis, which excludes gains and losses from sales and impairments of securities and other assets, total non-interest income amounted to $7.8 million for the second quarter of 2013, up $397 thousand or 5.3% on a sequential basis compared to $7.4 million for the first quarter of 2013, and up $779 thousand or 11.0% compared to the second quarter last year. The sequential quarter increase in operating noninterest income stemmed largely from continued strong production volumes from our mortgage segment.  The majority of the increase for the same quarter compared to the prior year is related to increases in wealth management fee income, insurance income, retail banking fees and loan swap fee income.

Mortgage banking-related fees totaled $1.9 million for the second quarter of 2013, or up $92 thousand or 5.0% compared to $1.8 million for the first quarter of 2013 and up $546 thousand, or 39.5%, compared to $1.4 million in the same quarter in 2012.  Loans sold in the second quarter of 2013 totaled $76.6 million or down $2.4 million or 3.0% from the $79.0 million sold during the first quarter of 2013. The mortgage segment contributed after-tax earnings of $701 thousand for the current quarter, compared to $482 thousand last quarter, and $209 thousand for same quarter last year.

Losses on foreclosed assets were $244 thousand for the quarter, an increase of $25 thousand or 11.4% compared to $219 thousand for the same quarter in 2012.  Other operating income decreased $250 thousand during the quarter due to a contraction of revenues associated with commercial lending loan swap fee income.

Retail banking fee income totaled $3.5 million for the second quarter of 2013, an increase of $404 thousand or 13.2% sequentially and increased $190 thousand or 5.8% over the same quarter in 2012.  An increase in overdraft revenue led to the sequential and year over year increases while all other retail banking revenue streams remained stable when compared to both periods.

Wealth management revenues from trust and brokerage fees for the second quarter of 2013 were $1.39 million or up $161 thousand or 13.1% on a sequential quarter basis and up $207 thousand or 17.5% when compared to the second quarter of 2012. Revenue increases for both comparisons are a result of higher fee realizations and growth in assets. Fiduciary assets amounted to $539.7 million at June 30, 2013, compared to $456.6 million at December 31, 2013. After-tax earnings were $271 thousand for the quarter, compared to $135 thousand sequentially and $101 thousand for the same quarter last year.

Net Charge-Offs Decrease and Overall Asset Quality Improves

Non-performing assets totaled $30.2 million at June 30, 2013, down $7.7 million or 20.3% sequentially from $37.9 million at March 31, 2013 and down $12.3 million or 29.0% compared to $42.5 million at June 30, 2012.  The ratio of non-performing assets as a percentage of total assets dropped to 1.0% as of June 30, 2013, compared to 1.36% as of March 31, 2013 and was also down when compared to 1.43% at June 30, 2012.

Net charge-offs for the second quarter of 2013 totaled $1.3 million, decreased $175 thousand or 11.9% compared to the $1.5 million for the first quarter of 2013 and down $1.6 million or 54.8% when compared to $2.9 million for the second quarter of 2012.  Annualized net charge-offs as a percentage of average loans receivable amounted to 0.24% for the second quarter of 2013, down from 0.28% for the first quarter of 2013 and down from 0.56% for the second quarter of 2012.  StellarOne recorded a credit to the provision for loan losses of $385 thousand for the second quarter of 2013, a decrease of $1.1 million compared to the $700 thousand charged for the first quarter of 2013 and a decrease of $1.8 million compared to the second quarter of 2012.  The decreased provisioning throughout 2013 is reflective of the continued improvement in underlying credit quality metrics used in measuring the risk inherent in the loan portfolio.

The allowance as a percentage of non-performing loans was 104.7% at June 30, 2013, or higher than the 92.3% at March 31, 2013. The allowance for loan losses was $27.4 million at June 30, 2013, compared to $29.1 million at March 31, 2013. The allowance as a percentage of total loans was 1.25% at June 30, 2013, compared to 1.36% at March 31, 2013.

Foreclosed assets totaled $4.1 million at June 30, 2013, down $2.3 million or 35.9% compared to $6.4 million at March 31, 2013 and down $2.9 million or 41.6% compared to $7.0 million at June 30, 2012.

Included in the loan portfolio at June 30, 2013, are loans classified as troubled debt restructurings (“TDRs”) totaling $20.6 million or 0.94% of total loans.  TDRs were reduced sequentially by 10.7% or $2.4 million as compared to $23.0 million at March 31, 2013. At June 30, 2013, $18.5 million or 89.8% of total TDRs were performing under the modified terms.

Operating Expenses Increase on Merger Costs

Noninterest expenses were $23.3 million for the second quarter of 2013, up sequentially by $483 thousand or 2.1% compared to $22.8 million in the first quarter of 2013, and down $45 thousand or 0.2% compared to second quarter of 2012.

The sequential quarter increase in noninterest expense was driven by $871 thousand in merger related costs associated with pending merger with Union. Excluding the non-recurring merger costs, operating expenses would have been $22.4 million, down $389 thousand or 1.7% sequentially, and down $826 thousand or 3.6% compared to same quarter last year. Compensation and benefits were $12.0 million for the second quarter of 2013, down sequentially by $444 thousand or 3.6% compared to $12.4 million in the first quarter of 2013, and down $843 thousand or 6.6% compared to second quarter of 2012. The decrease sequentially was attributable to a reduction in incentive costs and ongoing efficiency efforts. The decrease relative to 2012 was related to $824 thousand in severance costs incurred in second quarter 2012, along with ongoing efficiency initiatives.

The efficiency ratio was 66.81% for the second quarter of 2013, compared to 69.19% for the first quarter of 2013 and 70.74% for the same quarter in 2012.  The sequential quarter improvement reflects revenue growth for the quarter coupled with lower operating expenses.   The year over year decrease reflects similar trends, improved revenue and operating expenses, but also reflects the impact of severance costs on the second quarter 2012 efficiency ratio.

Effective Tax Rate

The provision for income taxes was $2.9 million for the second quarter of 2013 compared to $2.3 million for the first quarter of 2013, and $1.8 million for the same quarter last year. This produced an effective tax rate for the second quarter of 2013 of 31.6% compared to 27.6% for the prior quarter and 26.6% for same quarter last year. The increase in the tax rate as compared to sequential and prior year effective tax rates was due to the impact of $758 thousand in merger costs incurred during the quarter which are non-deductible for tax purposes.  For the first six months of 2013 the effective rate was 29.7%, compared to 27.2% for same period prior year.

Balance Sheet Trends

Period end loans increased $41.5 million sequentially or 1.94% compared to the first quarter of 2013, while average loans for the second quarter of 2013 were $2.16 billion, up $47.1 million or 2.23% compared to the first quarter of 2013.  Average securities were $487.7 million for the second quarter, down $23.6 million or 4.6% from $511.3 million for the second quarter of 2012. Average deposits for the second quarter of 2013 were $2.5 billion or essentially flat on a sequential quarter basis compared to the first quarter of 2013.  Average interest and noninterest bearing demand deposit accounts were $1.0 billion at June 30, 2013, an $18.8 million or 1.91% increase over March 31, 2013.  At June 30, 2013, total period end assets were $3.0 billion, compared to $3.0 billion at March 31, 2013. Period end cash and cash equivalents were $51.7 million at June 30, 2013, a decrease of $14.8 million or 22.3% compared to $66.5 million at March 31, 2013.

Quarterly Dividend Approved

The Board of Directors of StellarOne has approved a third quarter dividend of $0.10 per share, payable on August 26, 2013 to shareholders of record on August 6, 2013. This dividend equals the $0.10 share paid in the second quarter of 2013, and represents an increase of $0.04 or 67% over the $0.06 paid in third quarter 2012.

About StellarOne

StellarOne Corporation is a traditional community bank with assets of $3.0 billion offering a full range of business and consumer banking services, including trust and wealth management services. Through the activities of our sole subsidiary, StellarOne Bank, we operate over 50 full-service financial centers, two loan production offices, and over 60 ATMs serving the New River Valley, Roanoke Valley, Shenandoah Valley, Richmond, Tidewater, and Central and North Central Virginia.

Non-GAAP Financial Measures

This report refers to the efficiency ratio, which is computed by calculating noninterest expense less amortization of intangibles and goodwill impairments and dividing this by the sum of net interest income on a tax equivalent basis and non-interest income excluding gains on securities and losses on foreclosed assets. The report also refers to operating earnings and noninterest income, which reflects both earnings and noninterest income adjusted for non-recurring expenses associated with asset gains and losses or expenses that are unusual in nature.  Comparison of our efficiency ratio and operating earnings with those of other companies may not be possible because other companies may calculate them differently.  Pre-tax, pre-provision earnings, which adjusts for tax equivalent items and adds back provision and tax expense to net income, is used to demonstrate a more representative comparison of operational performance without the volatility of credit quality that is typically present in times of economic stress. The tangible common equity ratio is used by management to assess the quality of capital and management believes that investors may find it useful in their analysis of the company. This capital measure is not necessarily comparable to similar capital measures that may be presented by other companies. Such information is not in accordance with generally accepted accounting principles in the United States (“GAAP”) and should not be construed as such. These are non-GAAP financial measures that management believes provide investors with important information regarding operational efficiency. Management believes such financial information is meaningful to the reader in understanding operating performance, but cautions that such information should not be viewed as a substitute for GAAP. StellarOne, in referring to its net income, is referring to income under GAAP.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements. The forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical results, or those anticipated. When we use words such as “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date thereof. StellarOne wishes to caution the reader that factors, such as those listed below, in some cases have affected and could affect StellarOne’s actual results, causing actual results to differ materially from those in any forward-looking statement. These factors include: (i) expected cost savings from StellarOne’s acquisitions and dispositions, (ii) competitive pressure in the banking industry or in StellarOne’s markets may increase significantly, (iii) changes in the interest rate environment may reduce margins, (iv) general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, credit quality deterioration, (v) changes may occur in banking legislation and regulation, (vi) changes may occur in general business conditions, and (vii) changes may occur in the securities markets. Please refer to StellarOne’s filings with the Securities and Exchange Commission for additional information, which may be accessed at www.StellarOne.com.

STELLARONE CORPORATION (NASDAQ: STEL)
SELECTED FINANCIAL DATA (UNAUDITED)
(Dollars in thousands, except per share data)

SUMMARY INCOME STATEMENT	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Interest income - taxable equivalent	$28,562	$29,689	$57,325	$59,373
Interest expense	3,612	4,754	7,477	9,817
Net interest income - taxable equivalent	24,950	24,935	49,848	49,556
Less: taxable equivalent adjustment	678	755	1,377	1,481
Net interest income	24,272	24,180	48,471	48,075
Provision for loan and lease losses	(385)	1,400	315	2,250
Net interest income after provision for
loan and lease losses	24,657	22,780	48,156	45,825
Noninterest income	7,826	7,076	15,265	14,045
Noninterest expense	23,252	23,207	46,022	45,606
Income tax expense	2,914	1,768	5,171	3,882
Net income	$6,317	$4,881	$12,228	$10,382

Earnings per share available to common shareholders
Basic	$0.28	$0.21	$0.53	$0.45
Diluted	$0.28	$0.21	$0.53	$0.45

SUMMARY AVERAGE BALANCE SHEET	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total loans	$2,181,889	$2,051,477	$2,161,974	$2,053,153
Total investment securities	487,693	511,295	496,815	486,265
Total earning assets	2,683,831	2,613,278	2,677,706	2,594,332
Total assets	3,009,479	2,937,391	3,001,180	2,917,506
Total deposits	2,462,887	2,408,473	2,457,768	2,391,180
Shareholders' equity	426,066	420,706	428,391	418,852

PERFORMANCE RATIOS	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Return on average assets	0.84%	0.67%	0.82%	0.72%
Return on average equity	5.95%	4.67%	5.76%	4.98%
Return on average realized equity (A)	6.06%	4.78%	5.87%	5.06%
Net interest margin (taxable equivalent)	3.73%	3.84%	3.75%	3.84%
Efficiency (taxable equivalent) (B)	66.81%	70.74%	67.99%	69.76%

CAPITAL MANAGEMENT	June 30,
	2013	2012
Tangible equity ratio	10.65%	10.60%
Tangible common equity ratio	10.65%	10.60%
Period end shares issued and outstanding	22,519,050	22,874,676
Book value per common share	18.93	18.45
Tangible book value per common share	13.70	13.26

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Shares issued (cancelled)	(59,934)	27,823	(369,926)	87,031
Average common shares issued and outstanding	22,725,727	23,089,473	22,859,821	23,076,760
Average diluted common shares issued and outstanding	22,803,128	23,089,473	22,911,637	23,076,818
Cash dividends paid per common share	$0.10	$0.06	$0.18	$0.12

SUMMARY ENDING BALANCE SHEET	June 30,
	2013	2012
Total loans	$2,183,426	$2,037,166
Total investment securities	488,925	582,813
Total earning assets	2,706,213	2,667,939
Total assets	3,014,166	2,979,866
Total deposits	2,466,847	2,446,063
Shareholders' equity	426,329	422,034

OTHER DATA
End of period full-time equivalent employees	754	772

(A) Excludes the effect on average stockholders' equity of unrealized gains (losses) that result from changes in market values of securities and other comprehensive pension expense.
(B) Comparison of our efficiency ratio with those of other companies may not be possible, because other companies may calculate the efficiency ratio differently.  See Non-GAAP reconcilement for detail.

STELLARONE CORPORATION (NASDAQ: STEL)
CREDIT QUALITY (UNAUDITED)
(Dollars in thousands)

CREDIT QUALITY	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Allowance for loan losses:
Beginning of period	$29,050	$31,615	$29,824	$32,588
Provision for loan losses	(385)	1,400	315	2,250
Charge-offs	(1,842)	(3,411)	(3,975)	(5,794)
Recoveries	543	538	1,202	1,098
Net charge-offs	(1,299)	(2,873)	(2,773)	(4,696)
End of period	$27,366	$30,142	$27,366	$30,142

Accruing Troubled Debt Restructurings	$18,463	$24,810

Loans greater than 90 days past due still accruing	$535	$1,309

	June 30,
	2013	2012
Non accrual loans	$23,987	$30,511
Non accrual TDR's	2,107	4,971
Total non-performing loans	26,094	35,482
Foreclosed assets	4,095	7,014
Total non-performing assets	$30,189	$42,496
Nonperforming assets as a % of total assets	1.00%	1.43%
Nonperforming assets as a % of loans plus
foreclosed assets	1.38%	2.08%
Allowance for loan losses as a % of total loans	1.25%	1.48%
Annualized net charge-offs as a % of average loans outstanding - 3 months	0.24%	0.56%
Annualized net charge-offs as a % of average loans outstanding - year to date	0.26%	0.46%

	June 30, 2013
	Loans Outstanding	Nonaccrual Loans	Nonaccrual Loans to Loans Outstanding
Construction and land development	$225,270	$6,649	2.95%
Commercial real estate:
Commercial real estate - owner occupied	368,291	1,582	0.43%
Commercial real estate - non-owner occupied	488,409	779	0.16%
Multifamily, nonresidential, farmland and junior liens	126,919	4,595	3.62%
Total commercial real estate	983,619	6,956	0.71%
Consumer real estate:
Home equity lines	237,538	2,769	1.17%
Secured by 1-4 family residential, secured by deeds of trust	482,173	8,763	1.82%
Total consumer real estate	719,711	11,532	1.60%
Commercial and industrial loans (except those secured by real estate)	207,840	945	0.45%
Consumer and other	46,986	12	0.03%
Total loans	$2,183,426	$26,094	1.20%

STELLARONE CORPORATION (NASDAQ: STEL)
BALANCE SHEET (UNAUDITED)
(Dollars in thousands, except per share data)

			Percent
			Increase
SELECTED BALANCE SHEET DATA	6/30/2013	6/30/2012	(Decrease)

Assets
Cash and cash equivalents	$51,693	$73,460	-29.63%
Investment securities, at fair value	488,925	582,813	-16.11%
Mortgage loans held for sale	28,926	20,602	40.40%

Loans:
Construction and land development	225,270	200,811	12.18%
Commercial real estate	983,619	876,693	12.20%
Consumer real estate	719,711	743,061	-3.14%
Commercial and industrial loans (except those secured by real estate)	207,840	192,369	8.04%
Consumer and other	46,986	24,232	93.90%
Total loans	2,183,426	2,037,166	7.18%
Deferred loan fees	(437)	(23)	>100%
Allowance for loan losses	(27,366)	(30,142)	-9.21%
Net loans	2,155,623	2,007,001	7.41%

Premises and equipment, net	74,018	72,099	2.66%
Core deposit intangibles, net	3,048	4,186	-27.19%
Goodwill	114,167	113,652	0.45%
Bank owned life insurance	45,051	43,291	4.07%
Foreclosed assets	4,095	7,014	-41.62%
Other assets	48,620	55,748	-12.79%

Total assets	3,014,166	2,979,866	1.15%

Liabilities
Deposits:
Noninterest bearing deposits	379,616	347,385	9.28%
Money market & interest checking	1,097,818	1,040,487	5.51%
Savings	313,429	313,018	0.13%
CD's and other time deposits	675,984	745,173	-9.28%
Total deposits	2,466,847	2,446,063	0.85%

Federal funds purchased and securities sold under agreements to repurchase	4,757	851	>100%
Federal Home Loan Bank advances	70,000	55,000	27.27%
Subordinated debt	32,991	32,991	0.00%
Other liabilities	13,242	22,927	-42.24%

Total liabilities	2,587,837	2,557,832	1.17%

Stockholders' equity
Common stock	22,519	22,875	-1.56%
Additional paid-in capital	265,845	271,295	-2.01%
Retained earnings	135,206	118,552	14.05%
Accumulated other comprehensive income	2,759	9,312	-70.37%

Total stockholders’ equity	426,329	422,034	1.02%

Total liabilities and stockholders’ equity	$3,014,166	$2,979,866	1.15%

STELLARONE CORPORATION (NASDAQ: STEL)
QUARTERLY INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the three months ended		Increase
	6/30/2013	6/30/2012	(Decrease)
Interest Income
Loans, including fees	$25,349	$25,879	-2.05%
Federal funds sold and deposits in other banks	11	31	-64.52%
Investment securities:
Taxable	1,364	1,719	-20.65%
Tax-exempt	1,160	1,305	-11.11%
Total interest income	27,884	28,934	-3.63%

Interest Expense
Deposits	2,850	3,996	-28.68%
Federal funds purchased and securities sold under agreements to repurchase	9	6	50.00%
Federal Home Loan Bank advances	411	409	0.49%
Subordinated debt	342	343	-0.29%

Total interest expense	3,612	4,754	-24.02%

Net interest income	24,272	24,180	0.38%
(Recovery of) provision for loan losses	(385)	1,400	>100%
Net interest income after provision for loan losses	24,657	22,780	8.24%

Noninterest Income
Retail banking fees	3,455	3,265	5.82%
Fiduciary and brokerage fee income	1,389	1,182	17.51%
Mortgage banking-related fees	1,927	1,381	39.54%
Losses on mortgage indemnifications and repurchases	(72)	(202)	-64.36%
(Losses) gains on sale of premises and equipment	(14)	8	>100%
Gains on securities available for sale	-	7	-100.00%
Losses on sale / impairments of foreclosed assets	(244)	(219)	11.42%
Income from bank owned life insurance	438	438	0.00%
Insurance income	351	370	-5.14%
Other operating income	596	846	-29.55%
Total noninterest income	7,826	7,076	10.60%

Noninterest Expense
Compensation and employee benefits	11,979	12,822	-6.57%
Net occupancy	2,313	2,096	10.35%
Equipment	2,191	2,152	1.81%
Amortization-intangible assets	320	413	-22.52%
Marketing	293	379	-22.69%
State franchise taxes	588	559	5.19%
FDIC insurance	506	543	-6.81%
Data processing	394	334	17.96%
Professional fees	594	883	-32.73%
Telecommunications	384	410	-6.34%
Merger related costs	871	-	-100.00%
Other operating expenses	2,819	2,616	7.76%
Total noninterest expense	23,252	23,207	0.19%

Income before income taxes	9,231	6,649	38.83%
Income tax expense	2,914	1,768	64.82%
Net income	$6,317	$4,881	29.42%

STELLARONE CORPORATION (NASDAQ: STEL)
YEAR TO DATE INCOME STATEMENT (UNAUDITED)
(Dollars in thousands)
			Percent
	For the Six Months Ended		Increase
	6/30/2013	6/30/2012	(Decrease)
Interest Income
Loans, including fees	$50,765	$51,893	-2.17%
Federal funds sold and deposits in other banks	30	65	-53.85%
Investment securities:
Taxable	2,808	3,329	-15.65%
Tax-exempt	2,345	2,605	-9.98%
Total interest income	55,948	57,892	-3.36%

Interest Expense
Deposits	5,967	8,273	-27.87%
Federal funds purchased and securities sold under agreements to repurchase	16	13	23.08%
Federal Home Loan Bank advances	816	847	-3.66%
Subordinated debt	678	684	-0.88%

Total interest expense	7,477	9,817	-23.84%

Net interest income	48,471	48,075	0.82%
Provision for loan losses	315	2,250	-86.00%
Net interest income after provision for loan losses	48,156	45,825	5.09%

Noninterest Income
Retail banking fees	6,507	6,592	-1.29%
Fiduciary and brokerage fee income	2,617	2,410	8.59%
Mortgage banking-related fees	3,763	3,159	19.12%
Losses on mortgage indemnifications and repurchases	(72)	(556)	-87.05%
Losses on sale of premises and equipment	(24)	(7)	>100%
Gains on securities available for sale	6	79	-92.41%
Losses on sale / impairments of foreclosed assets	(375)	(670)	-44.03%
Income from bank owned life insurance	869	878	-1.03%
Insurance income	650	658	-1.22%
Other operating income	1,324	1,502	-11.85%
Total noninterest income	15,265	14,045	8.69%

Noninterest Expense
Compensation and employee benefits	24,402	24,924	-2.09%
Net occupancy	4,562	4,159	9.69%
Equipment	4,280	4,369	-2.04%
Amortization-intangible assets	631	825	-23.52%
Marketing	538	628	-14.33%
State franchise taxes	1,175	1,128	4.17%
FDIC insurance	1,013	1,182	-14.30%
Data processing	809	675	19.85%
Professional fees	1,348	1,565	-13.87%
Telecommunications	757	835	-9.34%
Merger related costs	871	-	-100.00%
Other operating expenses	5,636	5,316	6.02%
Total noninterest expense	46,022	45,606	0.91%

Income before income taxes	17,399	14,264	21.98%
Income tax expense	5,171	3,882	33.20%
Net income	$12,228	$10,382	17.78%

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
THREE MONTHS ENDED JUNE 30, 2013 AND 2012
(Dollars in thousands)
	For the Three Months Ended June 30,
	2013			2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,181,889	$25,403	4.67%	$2,051,477	$25,931	5.08%
Investment securities
Taxable	363,335	1,364	1.49%	373,959	1,719	1.82%
Tax exempt (1)	124,358	1,784	5.68%	137,336	2,008	5.78%
Total investments	487,693	3,148	2.55%	511,295	3,727	2.88%

Federal funds sold and deposits in other banks	14,249	11	0.33%	50,506	31	0.24%
	501,942	3,159	2.49%	561,801	3,758	2.64%

Total earning assets	2,683,831	$28,562	4.27%	2,613,278	$29,689	4.57%

Total nonearning assets	325,648			324,113

Total assets	$3,009,479			$2,937,391

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$624,335	$154	0.10%	$592,218	$396	0.27%
Money market	459,774	391	0.34%	414,588	501	0.49%
Savings	315,081	76	0.10%	310,126	249	0.32%
Time deposits:
Less than $100,000	455,691	1,370	1.20%	495,670	1,785	1.45%
$100,000 and more	229,502	859	1.50%	255,600	1,065	1.68%
Total interest-bearing deposits	2,084,383	2,850	0.55%	2,068,202	3,996	0.78%

Federal funds purchased and securities sold under agreements to repurchase	4,216	9	0.84%	862	6	2.95%
Federal Home Loan Bank advances	60,143	411	2.70%	55,000	409	2.94%
Subordinated debt	32,991	342	4.10%	32,991	343	4.11%

	97,350	762	3.10%	88,853	758	3.38%

Total interest-bearing liabilities	2,181,733	3,612	0.66%	2,157,055	4,754	0.89%

Total noninterest-bearing liabilities	401,680			359,630

Total liabilities	2,583,413			2,516,685
Stockholders' equity	426,066			420,706

Total liabilities and stockholders' equity	$3,009,479			$2,937,391

Net interest income (tax equivalent)		$24,950			$24,935
Average interest rate spread			3.60%			3.68%
Interest expense as percentage of average earning assets			0.54%			0.73%
Net interest margin			3.73%			3.84%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Dollars in thousands)

	For the Six Months Ended June 30,
	2013			2012
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc/Exp	Rates	Balance	Inc/Exp	Rates

Assets
Loans receivable, net (1)	$2,161,974	$50,879	4.75%	$2,053,153	$51,971	5.09%
Investment securities
Taxable	371,190	2,808	1.50%	348,165	3,329	1.89%
Tax exempt (1)	125,625	3,608	5.71%	138,100	4,008	5.74%
Total investments	496,815	6,416	2.57%	486,265	7,337	2.98%

Federal funds sold and deposits in other banks	18,917	30	0.32%	54,914	65	0.23%
	515,732	6,446	2.49%	541,179	7,402	2.70%

Total earning assets	2,677,706	$57,325	4.32%	2,594,332	$59,373	4.60%

Total nonearning assets	323,474			323,174

Total assets	$3,001,180			$2,917,506

Liabilities and Stockholders' Equity
Interest-bearing deposits
Interest checking	$625,683	$354	0.11%	$588,618	$791	0.27%
Money market	461,860	875	0.38%	413,664	1,045	0.51%
Savings	314,481	181	0.12%	303,249	581	0.39%
Time deposits:
Less than $100,000	457,747	2,809	1.24%	501,733	3,682	1.48%
$100,000 and more	230,193	1,748	1.53%	257,482	2,174	1.70%
Total interest-bearing deposits	2,089,964	5,967	0.58%	2,064,746	8,273	0.81%

Federal funds purchased and securities sold under agreements to repurchase	2,809	16	1.13%	848	13	2.95%
Federal Home Loan Bank advances	57,587	816	2.82%	56,181	847	2.98%
Subordinated debt	32,991	678	4.09%	32,991	684	4.10%

	93,387	1,510	3.22%	90,020	1,544	3.39%

Total interest-bearing liabilities	2,183,351	7,477	0.69%	2,154,766	9,817	0.92%

Total noninterest-bearing liabilities	389,438			343,888

Total liabilities	2,572,789			2,498,654
Stockholders' equity	428,391			418,852

Total liabilities and stockholders' equity	$3,001,180			$2,917,506

Net interest income (tax equivalent)		$49,848			$49,556
Average interest rate spread			3.63%			3.68%
Interest expense as percentage of average earning assets			0.56%			0.76%
Net interest margin			3.75%			3.84%

(1) Income and yields are reported on a taxable equivalent basis using a 35% tax rate.

STELLARONE CORPORATION (NASDAQ: STEL)
SEGMENT INFORMATION (UNAUDITED)
(Dollars in thousands)

At and for the Three Months Ended June 30, 2013

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,121	$493	$1	$(343)	$-	$24,272
Provision for loan losses	(385)	-	-	-	-	(385)
Noninterest income	5,774	1,855	1,389	25	(1,217)	7,826
Noninterest expense	20,955	1,347	1,003	1,164	(1,217)	23,252
Provision for income taxes	2,754	300	116	(256)	-	2,914
Net income (loss)	$6,571	$701	$271	$(1,226)	$-	$6,317

Total Assets	$2,941,931	$63,034	$1,345	$464,102	$(456,246)	$3,014,166
Average Assets	$2,954,009	$46,052	$987	$467,465	$(459,034)	$3,009,479

At and for the Three Months Ended June 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$24,384	$138	$-	$(342)	$-	$24,180
Provision for loan losses	1,400	-	-	-	-	1,400
Noninterest income	6,418	1,322	1,182	(583)	(1,263)	7,076
Noninterest expense	22,581	1,162	1,035	(308)	(1,263)	23,207
Provision for income taxes	1,856	89	46	(223)	-	1,768
Net income (loss)	$4,965	$209	$101	$(394)	$-	$4,881

Total Assets	$2,950,582	$20,915	$499	$460,078	$(452,208)	$2,979,866
Average Assets	$2,913,191	$16,403	$503	$458,529	$(451,235)	$2,937,391

At and for the Six Months Ended June 30, 2013

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$48,340	$808	$1	$(678)	$-	$48,471
Provision for loan losses	315	-	-	-	-	315
Noninterest income	11,359	3,672	2,617	52	(2,435)	15,265
Noninterest expense	42,615	2,792	2,038	1,012	(2,435)	46,022
Provision for income taxes	4,807	506	174	(316)	-	5,171
Net income (loss)	$11,962	$1,182	$406	$(1,322)	$-	$12,228

Average Assets	$2,948,718	$42,951	$840	$469,068	$(460,397)	$3,001,180

At and for the Six Months Ended June 30, 2012

	Commercial	Mortgage	Wealth		Intersegment
	Bank	Banking	Management	Other	Elimination	Consolidated
Net interest income	$48,381	$378	$-	$(684)	$-	$48,075
Provision for loan losses	2,250	-	-	-	-	2,250
Noninterest income	12,446	2,721	2,460	(1,089)	(2,493)	14,045
Noninterest expense	44,208	2,489	2,061	(659)	(2,493)	45,606
Provision for income taxes	3,980	183	123	(404)	-	3,882
Net income (loss)	$10,389	$427	$276	$(710)	$-	$10,382

Average Assets	$2,889,348	$20,695	$457	$456,669	$(449,663)	$2,917,506

STELLARONE CORPORATION (NASDAQ: STEL)
NON-GAAP RECONCILIATION (UNAUDITED)
(Dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Noninterest expense	$23,252	$22,770	$23,207	$46,022	$45,606
Less:
Merger expense	871	-	-	871	-
Amortization of intangible assets	320	311	413	631	825
Adjusted noninterest expense	22,061	22,459	22,794	44,520	44,781

Net interest income (tax equivalent)	24,950	24,897	24,935	49,848	49,556
Noninterest income	7,826	7,439	7,076	15,265	14,045
Less:
Gains on sale of securities available for sale	-	6	7	6	79
Losses / impairments on foreclosed assets	(244)	(130)	(219)	(375)	(670)
Net revenues	$33,020	$32,460	$32,223	$65,482	$64,192

Efficiency ratio	66.81%	69.19%	70.74%	67.99%	69.76%

	For the Three Months Ended			For the Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Noninterest income	$7,826	$7,439	$7,076	$15,265	$14,045
Less:
Gains on securities available for sale	-	6	7	6	79
(Losses) gains on sale of premises and equipment	(14)	(10)	8	(24)	(7)
Operating earnings	$7,840	$7,443	$7,061	$15,283	$13,973

	For the Three Months Ended			For the Six Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012	June 30, 2013	June 30, 2012
Net income	$6,317	$5,911	$4,881	$12,228	$10,382
Plus:
Income tax expense	2,914	2,257	1,768	5,171	3,882
Provision for loan losses	(385)	700	1,400	315	2,250
Tax equivalent adjustment	678	698	755	1,377	1,481
Pre-tax pre-provision earnings	$9,524	$9,566	$8,804	$19,091	$17,995

	For the Three Months Ended
	June 30, 2013	March 31, 2013	June 30, 2012
Total stockholders' equity	$426,329	$428,753	$422,034
Less:
Core deposit intangibles, net	3,048	3,882	4,186
Goodwill	114,167	113,652	113,652
Net other intangibles	708	740	984
Tangible common equity	308,406	310,479	303,212

Total assets	3,014,166	3,013,889	2,979,866
Less:
Core deposit intangibles, net	3,048	3,882	4,186
Goodwill	114,167	113,652	113,652
Net other intangibles	708	740	984
Tangible assets	$2,896,243	$2,895,615	$2,861,044

Tangible common equity ratio	10.65%	10.72%	10.60%